As filed with the Securities and Exchange Commission on April 20, 2021

Registration No. 333-137836

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PDC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-2636730
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

The PDC Energy, Inc. 401(k) & Profit Sharing Plan

(Full Title of Plan)

Nicole L. Martinet

Senior Vice President, General Counsel and Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John A. Elofson, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

EXPLANATORY NOTE

PDC Energy, Inc., a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) this post-effective amendment to deregister the shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), previously registered under the following Registration Statement on Form S-8 filed with the SEC (the “Registration Statement”), together with any and all plan interests registered thereunder:

Registration Statement No. 333-137836, filed on October 5, 2006, as amended by the Post-Effective Amendment No. 1 to Form S-8 Registration Statement, filed on June 8, 2015, which registered 250,000 shares of Common Stock and an indeterminate amount of interests to be offered or sold pursuant to The PDC Energy, Inc. 401(k) & Profit Sharing Plan (the “Plan”).

 Effective December 23, 2020, a fund consisting of the Common Stock ceased to be an investment option under the Plan, and effective December 28, 2020, all Plan balances invested in the fund consisting of shares of the Common Stock were liquidated. Accordingly, no issuance of shares of the Common Stock under the Plan related thereto are required to be registered under the Registration Statement. The Registrant hereby terminates the effectiveness of the Registration Statement and the Registrant hereby deregisters all shares of the Common Stock registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and related plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 20, 2021.

PDC ENERGY, INC.

By:	/s/ Barton R. Brookman
Name:	Barton R. Brookman
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-137836 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Barton R. Brookman	President and Chief Executive Officer and Director (principal executive officer)	April 20, 2021
Barton R. Brookman

/s/ R. Scott Meyers	Senior Vice President and Chief Financial Officer (principal financial officer)	April 20, 2021
R. Scott Meyers

/s/ Douglas Griggs	Chief Accounting Officer (principal accounting officer)	April 20, 2021
Douglas Griggs

/s/ Mark E. Ellis	Non-Executive Chairman of the Board of Directors	April 20, 2021
Mark E. Ellis

/s/ Anthony J. Crisafio	Director	April 20, 2021
Anthony J. Crisafio

/s/ Christina M. Ibrahim	Director	April 20, 2021
Christina M. Ibrahim

/s/ Paul J. Korus	Director	April 20, 2021
Paul J. Korus

/s/ Randy S. Nickerson	Director	April 20, 2021
Randy S. Nickerson

/s/ David C. Parke	Director	April 20, 2021
David C. Parke

/s/ Lynn A. Peterson	Director	April 20, 2021
Lynn A. Peterson

/s/ Diana L. Sands	Director	April 20, 2021
Diana L. Sands